Exhibit 99.2

ROUNDY’S, INC. DECLARES QUARTERLY DIVIDEND

MILWAUKEE – February 28, 2013 – Roundy’s, Inc. (“Roundy’s”) (NYSE: RNDY), a leading grocer in the Midwest, today announced that its Board of Directors has approved the payment of a quarterly cash dividend.

The quarterly cash dividend of $0.12 per share will be paid on March 18, 2013, to stockholders of record as of the close of business on March 11, 2013.

In the past, the Board of Directors has declared quarterly dividends either after or concurrent with the Company’s quarterly earnings release. Future declarations of dividends are, in any case, subject to approval of the Board of Directors and may be adjusted as business needs or market conditions change.

About Roundy’s

Roundy’s is a leading grocer in the Midwest with nearly $4.0 billion in sales and more than 18,000 employees. Founded in Milwaukee in 1872, Roundy’s operates 160 retail grocery stores and 98 pharmacies under the Pick ’n Save, Rainbow, Copps, Metro Market and Mariano’s retail banners in Wisconsin, Minnesota and Illinois.

Contact:

James J. Hyland

Vice President of Investor Relations and Corporate Communications

james.hyland@roundys.com

414-231-5811

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